UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  August 19, 2015

AT&T INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8610	43-1301883
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

208 S. Akard St., Dallas, Texas	75202
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (210) 821-4105

__________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Following the acquisition of DIRECTV, John Stankey was named CEO -AT&T Entertainment and Internet Services, which includes among other responsibilities, overseeing DIRECTV operations.  As a result of these responsibilities, Mr. Stankey is expected to engage in extensive business travel on behalf of AT&T (“AT&T” or “the Company”).  Mr. Stankey will retain his primary residence and work addresses in Texas, but he will need to travel to various AT&T locations to execute his responsibilities. As a result, on August 20, 2015, the company entered into a tax equalization agreement (“Equalization Agreement”) with Mr. Stankey to reimburse him for: 1) state and local income taxes he incurs while traveling outside of Texas to perform his responsibilities; and 2) an amount to cover income taxes owed on the reimbursement of such state and local income taxes.

The foregoing summary of the Equalization Agreement is qualified in its entirety by reference to the terms and provisions of the Equalization Agreement filed herewith as Exhibit 10.1 and incorporated herein by reference.

On August 19, 2015, D. Wayne Watts announced his intention to retire as Senior Executive Vice President and General Counsel of AT&T, effective as of September 30, 2015. In connection with his retirement, Mr. Watts and the Company entered into an agreement pursuant to which the Human Resources Committee of the Board of Directors approved the removal of the automatic proration at retirement for Mr. Watts’s outstanding grants of performance shares and Mr. Watts agreed to not compete with the company and not solicit the Company’s employees, customers, or vendors for 24 months, and to maintain the confidentiality of AT&T’s trade secrets and other confidential information and to other terms customary for such agreements (the “Agreement”).  The foregoing summary of the Agreement is qualified in its entirety by reference to the terms and provisions of the Agreement filed herewith as Exhibit 10.2 and incorporated herein by reference.

In addition, AT&T announced that David R. McAtee II will be appointed as Senior Executive Vice President and General Counsel of AT&T, effective as of October 1, 2015. Mr. McAtee, age 46, is currently Senior Associate General Counsel, AT&T Services, Inc., and has served in this capacity since February 2015. He was Senior Vice President and Assistant General Counsel, AT&T Services, Inc., from January 2012 through February 2015. Prior to becoming Senior Vice President and Assistant General Counsel, Mr. McAtee was a partner of Haynes and Boone, LLP.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits:

Exhibit No.	Document

10.1	Equalization Agreement for John Stankey
10.2	Agreement between D. Wayne Watts and AT&T Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AT&T INC.

Date: August 20, 2015	By: /s/ Stacey Maris Stacey Maris Senior Vice President and Secretary